Exhibit 99.1

[FORM OF PROXY CARD]

MCDERMOTT INTERNATIONAL, INC.

4424 WEST SAM HOUSTON PARKWAY NORTH

HOUSTON, TX 77041

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on [TBD] ([TBD] for participants in McDermott’s Thrift Plan). Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on [TBD] ([TBD] for participants in McDermott’s Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Using a blue or black ink pen, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39654-P03580 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

      MCDERMOTT INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following items:	For	Against	Abstain

1.  To approve an amendment to the McDermott International, Inc. amended and restated articles of incorporation to effect a 3-to-1 reverse stock split of the McDermott Common Stock and to decrease the authorized shares of McDermott Common Stock to 255,000,000 shares, as set forth in Annex E to the Joint Proxy Statement/Prospectus.

	☐	☐	☐

2.  To approve an amendment to the McDermott International, Inc. amended and restated articles of incorporation to increase the authorized shares of McDermott Common Stock to 765,000,000 shares, as set forth in Annex F to the Joint Proxy Statement/Prospectus; provided that this resolution will only become effective if Proposal 1 is not adopted at the meeting.

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For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

	For	Against	Abstain
3. To approve the issuance of shares of McDermott Common Stock in connection with the Combination.	☐	☐	☐
4. To approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing resolutions.	☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, the shares represented by this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, including procedural matters and matters relating to the conduct of the meeting, the persons named in this proxy are authorized to vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

McDermott International, Inc. Special Meeting [TBD], [TBD] at [TBD] a.m./.p.m. [TBD]

Dear Stockholder:

McDermott International, Inc. encourages you to vote the shares electronically through the Internet or the telephone, which are available 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote the shares electronically, there is no need for you to mail back the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

[TBD] is/are available at www.proxyvote.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

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E39655-P03580

MCDERMOTT INTERNATIONAL, INC.

Special Meeting of Stockholders

TBD, 2018 TBD Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Dickson and John M. Freeman, and each of them individually as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MCDERMOTT INTERNATIONAL, INC. (“McDermott”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] a.m./p.m. local time, on [TBD], [TBD] at [TBD], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) SIGNATORY(IES). IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, INCLUDING PROCEDURAL MATTERS AND MATTERS RELATING TO THE CONDUCT OF THE MEETING, THE PERSONS NAMED IN THIS PROXY ARE AUTHORIZED TO VOTE IN THEIR DISCRETION.

THE STOCKHOLDER(S) SIGNATORY(IES) HERETO ACKNOWLEDGE(S) RECEIPT OF MCDERMOTT’S NOTICE OF ITS 2018 SPECIAL MEETING AND RELATED JOINT PROXY STATEMENT/PROSPECTUS.

ATTENTION PARTICIPANTS IN MCDERMOTT’S THRIFT PLAN: If the shares of McDermott Common Stock represented hereby are held through the McDermott Thrift Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the McDermott Thrift Plan. Your voting instructions must be received no later than 11:59 p.m., Eastern Time, on [TBD]. Any shares of McDermott Common Stock held in the McDermott Thrift Plan for which Vanguard does not receive timely voting instructions will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the McDermott Thrift Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE REPLY CARD ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE